Exhibit 9(vi) under Form N-1A

                                             Exhibit 10 under Item 601/Reg. S-K

                                    EXHIBIT 1

                        TO SHAREHOLDER SERVICES AGREEMENT

                              FOR CLASS B SHARES OF

                            THE INVESTMENT COMPANIES


      1. The Shareholder Services Agreement for Shares of the Investment Companies on behalf of the portfolios (individually referred to as a "Fund" and collectively as "Funds") and the classes of shares ("Classes") listed on the attached Schedule A dated October 24, 1997 among Federated Securities Corp. ("Principal Servicer"), Federated Shareholder Services ("Class Servicer") and the Investment Companies is hereby made applicable on the terms set forth herein to the Class B Shares of the above-referenced Funds. In the event of any inconsistency between the terms of this Exhibit and the Shareholder Services Agreement, the terms of this Exhibit shall govern.

      2. In connection with the Services to be rendered to holders of Class B Shares of each Fund, the Principal Servicer and Class Servicer agree that the Principal Servicer shall retain and compensate the Class Servicer for its Services in respect of the Class B Shares of the Fund on one of the following alternative basis as the Principal Servicer shall elect:

            ALTERNATIVE A3: The Principal Servicer shall pay the Class Servicer a dollar amount as set forth on Schedule A per Class B Commission Share (as defined in the Principal Shareholder Servicer's Agreement) of the Fund. Class Servicer agrees that upon receipt of such payment (which shall be deemed to be full and adequate consideration for an irrevocable service commitment (the "Irrevocable Service Commitment") of Class Servicer hereunder), Class Servicer shall be unconditionally bound and obligated to either: (1) provide the Services in respect of such Commission Share and all other Shares derived therefrom via reinvestment of dividends, free exchanges or otherwise for so long as the same is outstanding or (2) in the event the Class Servicer for the Class B Shares is terminated by the Investment Company, to arrange for a replacement Class Servicer satisfactory to the Investment Company to perform such services, at no additional cost to the Fund.

            ALTERNATIVE B4: If Alternative A is not elected, the Principal Servicer shall pay the Class Servicer twenty five basis points (0.25%) per annum on the average daily net asset value of each Class B Share of the Fund monthly in arrears. The Class Servicer agrees that such payment is full and adequate consideration for the Services to be rendered by it to the holder of such Class B Share.

      3. In the event pursuant to paragraph 2 above, Alternative A has been elected and the Class Servicer is terminated as Class Servicer for the Class B Shares of the Fund, the Class Servicer agrees to pay to any successor Class Servicer for the Class B Shares of the Fund any portion of the excess, if any, of (A) the Servicing Fees received by it hereunder in respect of Class B Shares of the Fund plus interest thereon at the percent as set forth on Schedule A per annum minus (B) the costs it incurred hereunder in respect of the Class B Shares of the Fund prior to such termination.

            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


Attest:                               FEDERATED SECURITIES CORP.





By: /s/ Leslie K. Platt               By:  /s/ Byron F. Bowman

Title:   Assistant Secretary          Title:   Vice President


Attest:                               FEDERATED SHAREHOLDER SERVICES





By:/s/ Leslie K. Platt                By:   /s/ Byron F. Bowman

Title:   Assistant Secretary          Title:   Vice President



Attest:                               INVESTMENT COMPANIES

                                      (listed on Schedule A)





By: /s/ S. Elliott Cohan              By: /s/ John W. McGonigle

Title:   Assistant Secretary          Title: Executive Vice President

                                                               Schedule A



Date:   10/24/1997   SHAREHOLDER SERVICES AGREEMENT




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                     Federated American Leaders Fund, Inc.

                        Class B Shares



                     Federated Equity Funds

                        Federated Aggressive Growth Fund

                        Class B Shares



                        Federated Growth Strategies Fund

                        Class B Shares



                        Federated Small Cap Strategies Fund

                        Class B Shares



                        Federated Capital Appreciation Fund

                        Class B Shares



                     Federated Equity Income Fund, Inc.

                        Class B Shares



                     Federated Fund for U.S. Government Securities, Inc.

                        Class B Shares



                     Federated Government Income Securities, Inc.

                        Class B Shares



                     Federated High Income Bond Fund, Inc.

                        Class B Shares



                     Federated Municipal Opportunities Fund, Inc.

                        Class B Shares



                     Federated Municipal Securities Fund, Inc.

                        Class B Shares



                     Federated Stock and Bond Fund, Inc.

                        Class B Shares



                     Federated Utility Fund, Inc.

                        Class B Shares



                     Fixed Income Securities, Inc.

                        Federated Strategic Income Fund

                        Class B Shares



                     International Series, Inc.

                        Federated International Equity Fund

                        Class B Shares



                        Federated International Income Fund

                        Class B Shares

                     Investment Series Funds, Inc.

                        Federated Bond Fund

                        Class B Shares



                     Liberty U.S. Government Money Market Trust

                        Class B Shares



                     Municipal Securities Income Trust

                        Federated Pennsylvania Municipal Income Fund

                        Class B Shares



                     World Investment Series, Inc.

                        Federated World Utility Fund

                        Class B Shares



                        Federated Asia Pacific Growth Fund

                        Class B Shares



                        Federated Emerging Markets Fund

                        Class B Shares



                        Federated European Growth Fund

                        Class B Shares



                        Federated International Small Company Fund

                        Class B Shares



                        Federated Latin American Growth Fund

                        Class B Shares



                        Federated International High Income Fund

                        Class B Shares



                        Federated International Growth Fund

                        Class B Shares




The following Funds were added as of December 1, 1997:

                     Municipal Securities Income Trust
                        Federated California Municipal Income Fund
                        Class B Shares

                     World Investment Series, Inc.
                        Federated Global Equity Income Fund
                        Class B Shares




The following Funds were added as of March 1, 1998:



                     Federated Stock Trust

                        Class B Shares

The following Funds were added as of June 1, 1998:

                     World Investment Series, Inc.
                        Federated Global Financial Services Fund
                        Class B Shares